                                                                Exhibit (j)(2)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 43 to Registration Statement No. 33-73404 of Northern Funds on Form N-1A of our reports dated May 13, 2005, appearing in the Annual Reports to Shareholders of Northern Funds for the year ended March 31, 2005, and to the references to us under the headings "Financial Information" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Chicago, Illinois
July 25, 2005